UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Biblioteksgatan 11 S111 46 Stockholm, Sweden
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Neonode Inc. is filing this Form 8-K/A solely to replace the information set forth in Item 4.01 and attach Exhibit 16.1.  No other information contained in the Form 8-K is amended by this Form 8-K/A. All information contained in this Amendment No. 2 to Form 8-K is as of the original filing date of the Form 8-K dated August 10, 2007, and filed on August 13, 2007, and does not reflect any subsequent information or events other than as described above.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 10, 2007, upon the closing of the merger, the shareholders of Cold Winter became the majority stockholders of Neonode. The merger will be treated as a “reverse acquisition” for accounting purposes and as such, the historical financial statements of the accounting acquirer, Cold Winter, become the historical financial statements of the legal acquirer, Neonode. As a result of the merger, the independent registered public accounting firm retained to conduct the audit of Cold Winter’s financial statements, Öhrlings PricewaterhouseCoopers AB, or PwC, became the independent registered public accounting firm of Neonode under the rules and regulations of the Securities and Exchange Commission. Notwithstanding the change in independent registered public accounting firm resulting from the merger, Neonode continued to engage its previous independent registered public accounting firm, BDO Seidman, LLP, or BDO, to complete its review of Neonode’s interim financial statements for the period ended July 31, 2007.

On August 28, 2007, the audit committee of the board of directors of Neonode determined that it would be in the best interest of the company and its stockholders to cease its engagements with BDO subsequent to completion of the review of Neonode’s interim financial statements for the period ended July 31, 2007, and to continue to engage PwC as its independent registered public accounting firm following the merger.

BDO

The reports of BDO, with respect to Neonode for the past two fiscal years ended October 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that BDO’s reports on the financial statements of Neonode for fiscal year ended October 31, 2006 expressed substantial doubts about Neonode’s ability to continue as a going concern.

In connection with its audit of Neonode’s financial statements for the past two fiscal years ended October 31, 2005 and 2006 and the subsequent interim period, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which , if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report. During the past two fiscal years ended October 31, 2005 and 2006 and the subsequent interim period, BDO did not advise, and has not indicated to Neonode that it had reason to advise, Neonode of any reportable event, as defined in Item 304 (a)(1)(v) of Regulation S-K under the Exchange Act. The decision to replace BDO was not the result of any disagreement between Neonode and BDO on any matter of accounting principle or practice, financial statement disclosure or audit procedure.

Pursuant to Item 304(a)(3) of Regulation S-K under the Exchange Act, Neonode has requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. A copy of such letter from BDO, dated September 4, 2007, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter Regarding Change in Certifying Accountant—BDO Seidman, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 4, 2007

Neonode Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
16.1	Letter Regarding Change in Certifying Accountant—BDO Seidman, LLP